UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

PROGRESS SOFTWARE CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Progress Software Corporation
14 Oak Park Drive
Bedford, MA 02067

IMPORTANT NOTICE

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON THURSDAY, MAY 14, 2020

These supplemental proxy materials relate to the Notice of Annual Meeting and Proxy Statement for the 2020 Annual Meeting of Stockholders (the "Proxy Statement") of Progress Software Corporation (the "Company"), dated March 27, 2020, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on Thursday, May 14, 2020 at 10:00 a.m. Eastern time. These supplemental proxy materials are being filed with the Securities and Exchange Commission and are being made available to stockholders on April 15, 2020.

PLEASE READ THESE MATERIALS CAREFULLY IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE IN LOCATION
OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 14, 2020

Dear Stockholders:

Due to the public health impact of the coronavirus pandemic (COVID-19) and to support the health and well-being of our stockholders, employees and the community, NOTICE IS HEREBY GIVEN that the 2020 Annual Meeting of Stockholders (the "Annual Meeting") of Progress Software Corporation (the "Company," "Progress," "we," "us" and "our") has been changed to a virtual meeting format only. You will not be able to attend the Annual Meeting in person. As previously announced, the Annual Meeting will be held on Thursday, May 14, 2020 at 10:00 a.m. Eastern time.

Access to the Audio Webcast of the Annual Meeting. As described in the proxy materials for the Annual Meeting previously distributed, stockholders as of the close of business on March 20, 2020, the record date, or their duly appointed proxies, may attend the meeting. The live audio webcast of the Annual Meeting can be accessed on the day of the meeting at www.virtualshareholdermeeting.com/PRGS2020 and will begin promptly at 10:00 a.m. Eastern time. Online access to the audio webcast will be open 10 minutes prior to the start of the Annual Meeting to allow time to log in. We encourage you to access the meeting in advance of the designated start time.

Log-in Instructions. To attend the virtual Annual Meeting, you will need to log in to www.virtualshareholdermeeting.com/PRGS2020 using the 16-digit control number found on your proxy card or voting instruction form you have previously received.

Submitting Questions during the Annual Meeting. Once admitted to the Annual Meeting, stockholders will be able to submit questions on the virtual meeting website, subject to time constraints: www.virtualshareholdermeeting.com/PRGS2020.

Voting. Stockholders may vote their shares in advance of the Annual Meeting at www.proxyvote.com or by telephone or mail, or may vote online during the meeting at www.virtualshareholdermeeting.com/PRGS2020 by following the instructions available on the virtual meeting website.

Stockholder List. A list of registered holders entitled to vote at the Annual Meeting will be available for inspection during the Annual Meeting at www.virtualshareholdermeeting.com/PRGS2020, using the 16-digit control number as described above, for a purpose germane to the Annual Meeting.

Technical Assistance. Beginning 10 minutes prior the Annual Meeting, we will have support available should you experience any technical difficulties in accessing the virtual meeting. Instructions for requesting technical assistance will be located at www.virtualshareholdermeeting.com/PRGS2020.

Replay. A replay of our Annual Meeting audio webcast will be available on our Investor Relations website at http://investors.progress.com/ through June 2020.

Whether or not you plan to attend the Annual Meeting, we urge you to vote in advance of the meeting by one of the methods described in the previously distributed proxy materials. If you have already voted, you do not need to vote again. The proxy card included with the proxy materials that you previously received will not be updated to reflect the change in location and may continue to be used to vote your shares.

Please note that we intend to return to in-person annual stockholder meetings when it is feasible to do so.

By Order of the Board of Directors,

Stephen H. Faberman
Secretary

April 15, 2020

Our proxy statement and annual report will be available on the virtual meeting site upon log in. These materials are also available at www.proxyvote.com or on our Investor Relations website at http://investors.progress.com/. Additionally, the proxy materials may be accessed at https://www.sec.gov.

P R E S S A N N O U N C E M E N T

Investor Contact:	Press Contact:
Brian Flanagan	Erica McShane
Progress Software	Progress Software
+1 781 280 4817	+1 888 365 2779 (x3135)
flanagan@progress.com	erica.mcshane@progress.com

Progress Software Corporation Announces Change
to a Virtual-Only Format for its 2020 Annual Meeting of Stockholders

Bedford, MA - April 15, 2020 - Progress (NASDAQ: PRGS), the leading provider of application development and deployment technologies, today announced that, in light of public health concerns related to the COVID-19 pandemic, its 2020 Annual Meeting of Stockholders (the "Annual Meeting") has been changed to a virtual meeting format.

Progress previously advised in its Notice of 2020 Annual Meeting of Stockholders that the Annual Meeting may be held by means of remote communication, and today confirmed that, due to the public health impact of the COVID-19 pandemic and to support the health and well-being of its stockholders, employees and the community, the Annual Meeting will be held in a virtual meeting format only. Attendees will not be able to attend the Annual Meeting in person.

As previously announced, the Annual Meeting will be held on Thursday, May 14, 2020 at 10:00 a.m. Eastern time.

Access to the Audio Webcast of the Annual Meeting. As described in the proxy materials for the Annual Meeting previously distributed, stockholders as of the close of business on March 20, 2020, or their duly appointed proxies, may attend the meeting. The live audio webcast of the Annual Meeting can be accessed on the day of the meeting at www.virtualshareholdermeeting.com/PRGS2020 and will begin promptly at 10:00 a.m. Eastern time. Online access to the audio webcast will be open 10 minutes prior to the start of the Annual Meeting to allow time to log in. Progress encourages participants to access the meeting in advance of the designated start time.

Log-in Instructions. To attend the virtual Annual Meeting, participants will need to log in to www.virtualshareholdermeeting.com/PRGS2020 using the 16-digit control number found on the proxy card or voting instruction form they have previously received.

Submitting Questions during the Annual Meeting. During the Annual Meeting, stockholders will be able to submit questions on the virtual meeting website, subject to time constraints: www.virtualshareholdermeeting.com/PRGS2020.

Voting. Stockholders may vote their shares at www.proxyvote.com or by telephone or mail in advance of the Annual Meeting or may vote online during the meeting at www.virtualshareholdermeeting.com/PRGS2020 by following the instructions available on the virtual meeting website.

Stockholder List. A list of registered holders entitled to vote at the Annual Meeting will be available for inspection during the Annual Meeting at www.virtualshareholdermeeting.com/PRGS2020, using the 16-digit control number as described above, for a purpose germane to the Annual Meeting.

Technical Assistance. Beginning 10 minutes prior the Annual Meeting, Progress will have support available should participants experience any technical difficulties in accessing the virtual meeting. Instructions for requesting technical assistance will be located at www.virtualshareholdermeeting.com/PRGS2020.

Replay. A replay of the Annual Meeting audio webcast will be available on Progress's Investor Relations website at http://investors.progress.com/ through June 2020.

Progress's proxy statement and annual report will be available on the virtual meeting site upon log in. These materials are also available at www.proxyvote.com or on Progress's Investor Relations website at http://investors.progress.com/. Additionally, the proxy materials may be accessed at https://www.sec.gov.

Stockholders are urged to vote in advance of the meeting by one of the methods described in the previously distributed proxy materials, whether or not they plan to attend the Annual Meeting.

The proxy card included with the proxy materials previously received by stockholders will not be updated to reflect the change in location and may continue to be used to vote shares.

Progress intends to return to in-person annual stockholder meetings when it is feasible to do so.

About Progress
Progress (NASDAQ: PRGS) offers the leading platform for developing and deploying strategic business applications. We enable customers and partners to deliver modern, high-impact digital experiences with a fraction of the effort, time and cost.  Progress offers powerful tools for easily building adaptive user experiences across any type of device or touchpoint, the flexibility of a cloud-native app dev platform to deliver modern apps, leading data connectivity technology, web content management, business rules, secure file transfer, network monitoring, plus award-winning machine learning that enables cognitive capabilities to be a part of any application. Over 1,700 independent software vendors, 100,000 enterprise customers, and two million developers rely on Progress to power their applications. Learn about Progress at www.progress.com or +1-800-477-6473.

Progress and Progress Software are trademarks or registered trademarks of Progress Software Corporation and/or its subsidiaries or affiliates in the U.S. and other countries. Any other names contained herein may be trademarks of their respective owners.